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                                                                    Exhibit 99.1

                            OSI PHARMACEUTICALS, INC.


                            CERTIFICATION PURSUANT TO
                              18 U.S.C.Section 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of OSI Pharmaceuticals, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Colin Goddard, Ph.D., Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date:    August 9, 2002                     /s/ Colin Goddard, Ph.D.
                                            -----------------------------------
                                            Colin Goddard, Ph.D.
                                            Chairman of the Board and
                                            Chief Executive Officer